As filed with the Securities and Exchange Commission on December 22, 2025
Registration No. 333-63247
Registration No. 333-103777
Registration No. 333-156545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.2 ON FORM S-8 TO REGISTRATION STATEMENT
ON FORM S-4 No. 333-63247
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT No. 333-103777
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8 REGISTRATION STATEMENT No. 333-156545
UNDER
THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY
(Exact name of registrant as specified in charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

333 Market Street San Francisco, California (415) 371-2921	94105
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company 1982 Equity Incentive Plan
Wells Fargo & Company 1987 Director Option Plan
Wells Fargo & Company 1990 Equity Incentive Plan
Wells Fargo & Company 1990 Director Option Plan
Wells Fargo & Company Long Term Incentive Plan
First Interstate Bancorp 1983 Performance Stock Plan
First Interstate Bancorp 1988 Performance Stock Plan
First Interstate Bancorp 1991 Director Option Plan
First Interstate Bancorp 1991 Performance Stock Plan
Wells Fargo & Company 1996 Employee Stock Purchase Plan
PartnerShares Stock Option Plan Wachovia Savings Plan
(Full title of the plans)

Ellen R. Patterson
Senior Executive Vice President and General Counsel
Wells Fargo & Company
30 Hudson Yards, Floor 61
New York, NY  10001
(415) 979-0775
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Janet McGinness
Assistant General Counsel and Managing Director
Wells Fargo & Company
30 Hudson Yards, Floor 61
New York, NY 10001
(415) 979-0775

Indicate by check mark whether the Wells Fargo is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the Wells Fargo has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Wells Fargo & Company (“Wells Fargo”), is filing with the Securities and Exchange Commission (the “Commission”) this Post-
Effective Amendment to deregister any and all shares of Wells Fargo’s common stock, par value $1-2/3 per share (“Common Stock”)
previously registered but unsold or otherwise unissued under the following registration statements as of the date hereof (collectively, the
“Registration Statements”):
•Registration Statement on Form S-4 No. 333-63247, filed with the Securities and Exchange Commission (the “SEC”) on September
11, 1998, registering 910,000,000 shares of Common Stock issuable under the (i) Wells Fargo & Company 1982 Equity Incentive
Plan, (ii) the Wells Fargo & Company 1987 Director Option Plan, (iii) the Wells Fargo & Company 1990 Equity Incentive Plan, (iv)
the Wells Fargo & Company 1990 Director Option Plan, (v) the Wells Fargo & Company Long Term Incentive Plan, (vi) the First
Interstate Bancorp 1983 Performance Stock Plan, (vii) the First Interstate Bancorp 1988 Performance Stock Plan, (viii) the First
Interstate Bancorp 1991 Director Option Plan, (ix) the First Interstate Bancorp 1991 Performance Stock Plan, and (x) the Wells
Fargo & Company 1996 Employee Stock Purchase Plan.
•Registration Statement on Form S-8 No. 333-103777, filed with the SEC on March 12, 2003, registering 28,000,000 shares of
Common Stock issuable under PartnerShares Stock Option Plan.
•Registration Statement on Form S-8 No. 333-156545, filed with the SEC on January 2, 2009, registering 15,000,000 shares of
Common Stock issuable under, and an indeterminate amount of plan interests that may be offered or sold pursuant to, the Wachovia
Savings Plan.
For the avoidance of doubt, Wells Fargo is not registering any additional shares of Common Stock pursuant to the plans described above (collectively, the “Prior Plans”). This Post-Effective Amendment to the Registration Statements described above are being filed to deregister all shares of Common Stock and plan interests that were registered under the Registration Statements and remain unissued under the Prior Plans.
SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, Wells Fargo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 22, 2025.

WELLS FARGO & COMPANY

By:	/s/ CHARLES W. SCHARF
Charles W. Scharf
President and Chief Executive Officer
Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign Post-Effective Amendment to the
Registration Statements.